                                                                   EXHIBIT 99.2

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED    , 1995)

               GREEN TREE ASSET RECEIVABLES TRUST 1995-  (TOYS)

                               % ASSET-BACKED NOTES
                           % ASSET-BACKED CERTIFICATES

                       GREEN TREE FINANCIAL CORPORATION
                             (SELLER AND SERVICER)

  Green Tree Asset Receivables Trust 1995-  (the "Trust") will be formed
pursuant to a Trust Agreement, to be dated as of    , among Green Tree
Financial Corporation ("Green Tree"), Green Tree First GP Inc., a wholly owned subsidiary of Green Tree, Green Tree Second GP Inc., a wholly owned subsidiary
of Green Tree, and    , as Owner Trustee. The Trust will issue $    aggregate
principal amount of    % Asset-Backed Notes (the "Notes"), pursuant to an
Indenture, to be dated as of    (the "Indenture"), among the Trust and    , as
Indenture Trustee. The Trust will also issue $    aggregate principal amount
of    % Asset-Backed Certificates (the "Certificates" and, together with the
Notes, the "Securities"). The assets of the Trust will include a pool of retail installment sales contracts and promissory notes (the "Contracts") for the purchase of a variety of consumer products (the "Products"), and all
monies paid or payable thereunder on or after    (the "Initial Cutoff Date"),
an assignment of Green Tree's security interests in the Products, monies on deposit in a trust account (the "Pre-Funding Account") to be established with the Indenture Trustee, and certain other property, as more fully described herein. The aggregate principal balance of the Contracts on the Initial Cutoff
Date was $   . Additional retail installment sales contracts and promissory notes (the "Subsequent Contracts") will be purchased by the Trust from Green
Tree from time to time on or before the      Distribution Date, from funds on
deposit in the Pre-Funding Account. The Notes will be secured by the assets of the Trust pursuant to the Indenture.

  FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES, SEE "RISK FACTORS" ON PAGE S-12 HEREIN AND ON PAGE 11 IN THE ACCOMPANYING PROSPECTUS.

                               ----------------

   THE  NOTES  REPRESENT OBLIGATIONS  OF,  AND THE  CERTIFICATES  REPRESENT
       INTERESTS IN,  THE TRUST ONLY  AND DO NOT  REPRESENT OBLIGATIONS
           OF OR INTERESTS IN GREEN TREE (EXCEPT TO THE LIMITED
                  EXTENT DESCRIBED HEREIN) OR ANY AFFILIATE.

 THESE SECURITIES HAVE NOT BEEN  APPROVED OR DISAPPROVED BY THESECURITIES AND
   EXCHANGE COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION  NOR  HAS THE
    SECURITIES AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES COMMISSION
      PASSED UPON  THE  ACCURACY  OR ADEQUACY  OF  THIS  PROSPECTUS. ANY
       REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                         PRICE TO  UNDERWRITING   PROCEEDS TO
                                         PUBLIC(1)   DISCOUNT   GREEN TREE(1)(2)
--------------------------------------------------------------------------------
Per Note...............................     $          $              $
--------------------------------------------------------------------------------
Per Certificate........................     $          $              $
--------------------------------------------------------------------------------
Total..................................    $          $              $

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Plus accrued interest, if any, from and including    , 1995.
(2) Before deducting estimated expenses of $    payable by Green Tree.

                               ----------------

  The Notes and the Certificates are offered hereby by the Underwriters when, as and if issued and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Notes and the Certificates will be made in book-entry form only through the Same Day Funds Settlement System of The Depository Trust Company on or about
    .

                                [UNDERWRITERS]

             The date of this Prospectus Supplement is    , 1995.

  Interest on the Notes will accrue at the Interest Rate of % per annum. Interest and principal on the Notes will be payable on the fifteenth day of each month (or, if the fifteenth day is not a Business Day, the next following
Business Day) (each, a "Distribution Date"), commencing    . It is a condition
of issuance that the Notes be rated     by                             and
by                                 (the "Rating Agencies").

  The Certificates offered hereby represent fractional undivided interests in the Trust. Principal, together with interest at one-twelfth of the Pass-
Through Rate of    % per annum, will be distributed to the Certificateholders on each Distribution Date. Distributions of interest and principal on the Certificates will be subordinated in priority to payments of interest and principal on the Notes as described herein. It is a condition of issuance that
the Certificates be rated     by     and     by        .

  The Final Scheduled Distribution Date for the Notes and the Certificates
will be    . However, payment in full of the Notes or of the Certificates could occur earlier than such date as described herein. In addition, the Notes will be subject to redemption in whole, but not in part, and the Certificates will be subject to prepayment in whole, but not in part, on any Distribution Date on which Green Tree or the Servicer exercises its option to purchase the Contracts. Green Tree or the Servicer may purchase the Contracts when the aggregate principal balance of the Contracts has declined to 10% or less of the Original Pool Balance (as defined herein) of the Contracts purchased by the Trust. The Notes will be subject to partial mandatory redemption and the Certificates will be subject to partial mandatory prepayment, at a premium described herein, in the event that funds remain in the Pre-Funding Account at the end of the Funding Period (as defined herein). The ratings assigned to the Notes and the Certificates by the Rating Agencies do not address the likelihood that the premium will be paid by Green Tree in the event of such a partial mandatory redemption or prepayment.

  The Securities initially will be represented by notes and certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Securities will be represented by book entries on the records of the participating members of DTC. Definitive Securities will be available only under the limited circumstances described herein.

  There currently is no secondary market for the Securities. The Underwriters expect, but are not obligated, to make a market in the Securities. There is no assurance that any such market will develop or continue.

  THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE SECURITIES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE SECURITIES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                          REPORTS TO SECURITYHOLDERS

  Unless and until Definitive Notes or Definitive Certificates are issued, unaudited monthly and annual reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to
     , as Indenture Trustee for the Noteholders, and      , as Owner Trustee
for the Certificateholders, and Cede & Co., as registered holder of the Notes and the Certificates and the nominee of DTC. See "Description of the Trust Documents--Statements to Securityholders" herein and "Certain Information Regarding the Securities--Book-Entry Registration" and "--Statements to Securityholders" in the accompanying Prospectus. Note Owners and Certificate Owners may receive such reports, upon written request, together with (i) a certification that they are Note Owners or Certificate Owners, as appropriate, and (ii) payment of any expenses associated with the distribution of such
reports, from the Indenture Trustee at      , Attention:      . Such reports
will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Trust will file with the Securities and Exchange Commission (the "Commission") periodic reports concerning the Trust to the extent required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  Green Tree on behalf of the Trust hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Trust's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act shall be deemed to be a new registration statement relating to the Securities offered hereby, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

                     SUMMARY OF THE TERMS OF THE SECURITIES

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms elsewhere in this Prospectus Supplement or the accompanying Prospectus.

Issuer................  Green Tree Asset Receivables Trust 1995-   (the
                        "Trust"), a Delaware business trust to be formed on or
                        about    (the "Closing Date"), by Green Tree Financial
                        Corporation ("Green Tree") pursuant to a Trust
                        Agreement, dated as of     (the "Trust Agreement"),
                        among Green Tree First GP Inc., Green Tree Second GP
                        Inc. (together, the "General Partners"), Green Tree and
                           , as Owner Trustee (the "Owner Trustee").

Servicer..............  Green Tree Financial Corporation ("Green Tree" or the
                        "Servicer"). See "Green Tree Financial Corporation" in the accompanying Prospectus.

Indenture Trustee.....         (the "Indenture Trustee"). See "The Notes--The
                        Indenture Trustee" in the accompanying Prospectus.

Owner Trustee.........       , as Owner Trustee under the Trust Agreement. See
                        "Description of the Trust Documents--The Owner Trustee" in the accompanying Prospectus.

Backup Servicer.......         (the "Backup Servicer"). Green Tree Financial
                        Corporation may be terminated as Servicer under certain circumstances, at which time the Backup Servicer will automatically become the Servicer. See "Description of the Trust Documents--Servicer Termination Events" and "--The Backup Servicer" in the accompanying Prospectus.

The Notes.............  The Trust will issue    % Asset-Backed Notes (the
                        "Notes") in the aggregate principal amount of $   . The
                        Notes will be issued pursuant to an Indenture, dated as
                        of    , between the Trust and the Indenture Trustee.
                        The Notes will be offered for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. See "Certain Information Regarding the
                        Securities--Book-Entry Registration" in the accompanying Prospectus.

                        The Notes will be secured by the assets of the Trust pursuant to the Indenture.

The Certificates......  The Trust will issue    % Asset-Backed Certificates
                        (the "Certificates") representing fractional undivided
                        interests in the Trust with an aggregate initial
                        Certificate Balance (as hereinafter defined) of $   .
                        The Certificates will be issued pursuant to the Trust
                        Agreement. The Certificates will be offered for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. See "Certain
                        Information Regarding the Securities--Book-Entry
                        Registration" in the accompanying Prospectus.

The Contracts.........  The Contracts will consist of retail installment sales contracts and promissory notes for the purchase of a variety of consumer products (the "Products").

                        On the Closing Date, the Trust will purchase Contracts (the "Initial Contracts") having an aggregate principal
                        balance of $    as of    (the "Initial Cutoff Date"),
                        from Green Tree pursuant to a Sale and Servicing
                        Agreement, dated as of    (the "Sale and Servicing
                        Agreement"), among the Trust, Green Tree Financial Corporation, as Seller and as Servicer, and the Backup Servicer. Following the Closing Date, pursuant to the Sale and Servicing Agreement, Green Tree will be obligated, subject only to the availability thereof, to sell, and the Trust will be obligated to purchase, subject to the satisfaction of certain conditions set forth therein, additional Contracts (the "Subsequent Contracts") from time to time during the Funding Period (as defined below) having an aggregate principal
                        balance equal to approximately $   (such amount being
                        equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") on the Closing Date). With respect to each sale of Subsequent Contracts to the Trust, Green Tree will designate as a cutoff date (each a "Subsequent Cutoff Date") the date as of which such Subsequent Contracts are sold to the Trust. Subsequent Contracts will be conveyed to the Trust on approximately a monthly basis on dates specified by Green Tree (each date on which Subsequent Contracts are conveyed being referred to as a "Subsequent Transfer Date") occurring during the Funding Period. See "Description of and the Trust Documents--Sale and Assignment of Contracts; Subsequent Contracts" herein.

                        The Initial Contracts have been selected, and the Subsequent Contracts will be selected, from retail installment sales contracts and promissory notes in Green Tree's portfolio based on the criteria specified in the Sale and Servicing Agreement and described herein and in the accompanying Prospectus. As of the Initial Cutoff Date, the weighted average annual percentage rate (the "APR") of the Initial Contracts
                        was approximately    %, the weighted average remaining
                        maturity of the Initial Contracts was approximately months and the weighted average original maturity of
                        the Initial Contracts was approximately     months. No
                        Initial Contract has, and no Subsequent Contract will
                        have, a scheduled maturity later than     (the "Final
                        Scheduled Maturity Date"). The Contracts generally are or will be prepayable at any time without penalty to the purchaser or co-purchasers of the related Product or any other person who is or persons who are obligated to make payments thereunder (each, an "Obligor"). See "The Contract Pool" herein and "The Contracts" in the accompanying Prospectus.

                        Subsequent Contracts may be originated using credit criteria different from the criteria applied with respect to the Initial Contracts and may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent Contracts to the Trust, the characteristics of the entire pool of Contracts included in the Trust may vary significantly from those of the Initial Contracts. See "Special Considerations--The Contracts and the Pre-Funding Account" and "The Contract Pool" herein.

                        The "Aggregate Principal Balance" of the Contracts at any time means the aggregate principal balance of the Contracts at the end of the preceding calendar month (a "Monthly Period") (other than (i) any Contract that became a Liquidated Contract during such Monthly Period and (ii) any Contract that Green Tree or the Servicer is required to repurchase prior to the next Distribution Date), after giving effect to all payments received from Obligors for such Monthly Period as of the end of such Monthly Period.

Trust Property........  Each Note will represent an obligation of, and each
                        Certificate will represent a fractional undivided interest in, the Trust. The Trust's assets (the "Trust Property") will include, among other things, a pool of Contracts (the "Contract Pool") consisting of the Initial Contracts and the Subsequent Contracts, certain monies paid or payable under the Initial Contracts on or after the Initial Cutoff Date, certain monies paid or payable under the Subsequent Contracts on or after the respective Subsequent Cutoff Dates, an assignment of Green Tree's security interests in the Products and of the right to receive proceeds from claims on certain insurance policies covering the Products or the Obligors, an assignment of certain rights of Green Tree against the Dealers originating such Contracts, the Collection Account, the Pre-Funding Account and certain other accounts established by the Servicer (including all investments therein, all income from the investment of funds therein and all proceeds thereof), and certain other rights under the Trust Documents. Green Tree will be obligated under the Sale and Servicing Agreement and each Subsequent Transfer Agreement to repurchase a Contract upon the occurrence of certain breaches of representations and warranties thereunder (a "Repurchase Event"). See "The Trust" and "The Trust Property" herein. Pursuant to the Indenture, the Trust Property will be pledged to the Indenture Trustee on behalf of the holders of the Notes.

Terms of the Notes....  The principal terms of the Notes will be as described below:

 A. Distribution        Payments of interest and principal on the Notes will be
Dates.................  made on the fifteenth day of each month or, if the fifteenth day is not a Business Day, on the next
                        following Business Day (each, a "Distribution Date")
                        commencing    . Payments will be made to holders of
                        record of the Notes (the "Noteholders") as of the Business Day immediately preceding such Distribution
                        Date (a "Record Date"). A "Business Day" is a day other than a Saturday, Sunday or other day on which commercial banks located in Minneapolis, Minnesota or New York, New York are authorized or obligated to be closed.

 B. Interest Rate.....  The Notes will bear interest at the rate of    % per
                        annum (the "Interest Rate"), calculated on the basis of a 360-day year consisting of twelve 30-day months.

 C. Interest..........  Interest on the outstanding principal amount of the
                        Notes will accrue at the Interest Rate from the Closing Date (in the case of the first Distribution Date) or from the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date (each an "Interest Period"). Interest on the Notes for any Distribution Date due but not paid on such Distribution Date will be due on the next Distribution Date together with interest on such amount at the Interest Rate. The amount of interest distributable on the Notes on each Distribution Date will equal 30 days' interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding such Distribution Date). See "Description of the Notes-- Payments of Interest" herein.

 D. Principal.........  Principal of the Notes will be payable on each
                        Distribution Date in an amount equal to the Noteholders' Principal Distributable Amount for the Monthly Period preceding such Distribution Date. The Noteholders' Principal Distributable Amount will equal the Noteholders' Percentage of an amount equal to the sum of the following amounts with respect to the related Monthly Period, in each case computed in accordance with the method specified in each Contract:
                        (i) that portion of all collections on Contracts (other than Liquidated Contracts and Purchased Contracts) allocable to principal, including full and partial principal prepayments, received during such Monthly Period, (ii) the principal balance of each Contract that became a Liquidated Contract during such Monthly Period, (iii) the principal balance of each Contract that was repurchased by Green Tree or the Servicer as of the last day of such Monthly Period, (iv) the aggregate amount of any reduction of the principal balance of a Contract as a result of a court order in an insolvency proceeding and (v) any unpaid portion of the amounts included in clauses (i), (ii), (iii) and
                        (iv) above with respect to a prior Distribution Date. See "Description of the Trust Documents--Distributions" herein.

                        The outstanding principal amount of the Notes, if any,
                        will be payable on                   (the "Final
                        Scheduled Distribution Date").

 E. Optional            The Notes will be redeemed in whole, but not in part,
Redemption............  on any Distribution Date on which Green Tree or the
                        Servicer exercises its option to purchase the Contracts, which, subject to certain provisions in the Sale and Servicing Agreement, can occur after the Aggregate Principal Balance declines to 10% or less of the Original Pool Balance, at a redemption price equal to the unpaid principal amount of the Notes plus accrued and unpaid interest thereon. See "Description of the Notes--Optional Redemption" herein. The
                        "Original Pool Balance" will equal the sum of (i) the Aggregate Principal Balance as of the Initial Cutoff
                        Date plus (ii) the aggregate principal balances of all Subsequent Contracts added to the Trust as of their respective Subsequent Cutoff Dates.

 F. Mandatory           The Notes will be redeemed in part on the Distribution
Redemption............  Date on or immediately following the last day of the
                        Funding Period in the event that any amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Contracts, including any such purchase on such date (a "Mandatory
                        Redemption"). The aggregate principal amount of the Notes to be redeemed will be an amount equal to the Noteholders' pro rata share (based on the outstanding principal balance of the Notes and Certificates) of the amount then on deposit in the Pre-Funding Account (the
                        "Note Prepayment Amount").

                        A limited recourse mandatory prepayment premium (the "Note Prepayment Premium") will be payable by the Trust to the Noteholders if the Note Prepayment Amount
                        exceeds $   . The Note Prepayment Premium will equal
                        the excess, if any, discounted as described below, of
                        (i) the amount of interest that would have accrued on the Note Prepayment Amount at the Interest Rate during the period commencing on and including the Distribution Date on which such Note Prepayment Amount is required to be distributed to Noteholders to but excluding over (ii) the amount of interest that
                        would have accrued on the Note Prepayment Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Determination Date preceding such Distribution Date on
                        the    % United States Treasury Note due    . Such
                        excess will be discounted to present value to such Distribution Date at the applicable yield described in clause (ii) above. The Trust's obligation to pay the Note Prepayment Premium is limited to funds that are received from Green Tree under the Sale and Servicing Agreement as liquidated damages for the failure to deliver Subsequent Contracts. No other assets of the Trust will be available for the purpose of making such payment. In addition, the ratings assigned to the Notes by the Rating Agencies do not address the likelihood that the Note Prepayment Premium will be paid by Green Tree.

                        The Notes may be accelerated and subject to immediate payment at par upon the occurrence of an Event of Default under the Indenture. See "Description of the Notes--Events of Default" herein.

Terms of the            The principal terms of the Certificates will be as
Certificates..........  described below:

 A. Distribution        Distributions with respect to the Certificates will be
Dates.................  made on each Distribution Date, commencing    .
                        Distributions will be made to holders of record of the Certificates (the "Certificateholders" and, together with the Noteholders, the "Securityholders") as of the related Record Date.

 B. Pass-Through          % per annum (the "Pass-Through Rate") payable monthly
Rate..................  at one-twelfth of the annual rate, calculated on the basis of a 360-day year consisting of twelve 30-day months.

 C. Interest..........  On each Distribution Date, the Owner Trustee will distribute pro rata to Certificateholders accrued interest at the Pass-Through Rate on the outstanding Certificate Balance. Interest in respect of a Distribution Date will accrue from the Closing Date (in the case of the first Distribution Date) or from the most recent Distribution Date on which interest has been distributed to but excluding such Distribution Date. Interest on the Certificates for any Distribution Date due but not paid on such Distribution Date will be due on the next Distribution Date together with interest on such amount at one-twelfth of the Pass-Through Rate. The amount of interest distributable on the Certificates on each Distribution Date will equal 30 days' interest (or in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding such Distribution
                        Date). See "Description of the Certificates-- Distributions of Interest Income" herein.

 D. Principal.........  Principal of the Certificates will be payable in an amount equal to the Certificateholders' Principal Distributable Amount for the Monthly Period preceding such Distribution Date. The Certificateholders' Principal Distributable Amount will equal the Certificateholders' Percentage of an amount equal to the sum of the following amounts with respect to the related Monthly Period, in each case computed in accordance with the method specified in the related
                        Contract: (i) that portion of all collections on Contracts (other than Liquidated Contracts and Purchased Contracts) allocable to principal, including full and partial principal prepayments, received during such Monthly Period, (ii) the principal balance of each

                        Contract that became a Liquidated Contract during such Monthly Period, (iii) the principal balance of each Contract that was repurchased by Green Tree or the Servicer as of the last day of such Monthly Period,
                        (iv) the aggregate amount of any reduction of the principal balance of a Contract as a result of a court order in an insolvency proceeding and (v) any unpaid portion of the amounts included in clauses (i), (ii),
                        (iii) and (iv) above with respect to a prior
                        Distribution Date. See "Description of the Trust Documents--Distributions" herein.

                        The Certificate Balance, if any, will be payable in full on the Final Scheduled Distribution Date.

 E. Optional
Prepayment............  If Green Tree or Servicer exercises its option to purchase the Contracts, which, subject to certain provisions in the Sale and Servicing Agreement, can occur after the Aggregate Principal Balance declines to 10% or less of the Original Pool Balance, the Certificateholders will receive an amount in respect of the Certificates equal to the Certificate Balance together with accrued interest at the Pass-Through Rate and the Certificates will be retired. See "Description of the Certificates--Optional Prepayment" herein.

 F. Mandatory           The Certificates will be prepaid in part on the
Prepayment............  Distribution Date on or immediately following the last day of the Funding Period in the event that any amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent
                        Contracts, including any such purchase on such date (a
                        "Mandatory Prepayment"). The aggregate principal amount of Certificates to be prepaid will be an amount equal to the Certificateholders' pro rata share (based on the outstanding principal balance of the Notes and Certificates) of the amount then on deposit in the Pre-
                        Funding Account (the "Certificate Prepayment Amount").

                        A limited recourse mandatory prepayment premium (the "Certificate Prepayment Premium") will be payable by the Trust to the Certificateholders if the Certificate
                        Prepayment Amount exceeds $   . The Certificate
                        Prepayment Premium will equal the excess, if any, discounted as described below, of (i) the amount of interest that would have accrued on the Certificate Prepayment Amount at the Pass-Through Rate during the period commencing on and including the Distribution Date on which such Certificate Prepayment Amount is required to be distributed to Certificateholders to but excluding over (ii) the amount of interest that would have accrued on such Certificate Prepayment Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Determination Date preceding such Distribution Date on
                        the    % United States Treasury Note due    . Such
                        excess will be discounted to present value to such Distribution Date at the yield described in clause (ii) above. The Trust's obligation to pay the Certificate Prepayment Premium is limited to funds which are received from Green Tree under the Sale and Servicing Agreement as liquidated damages for the failure to deliver Subsequent Contracts. No other assets of the Trust will be available for the purpose of making such payment. In addition, the ratings assigned to the Certificates by the Rating Agencies do not address the likelihood that the Certificate Prepayment Premium will be paid by Green Tree.

Pre-Funding Account...
                        During the period (the "Funding Period") from and including the Closing Date until the earliest of (i) the Determination Date on which (a) the amount on
                        deposit in the Pre-Funding Account is less than $   ,
                        (b) an Event of Default occurs under the Indenture or a Servicer Termination Event occurs under the Sale and Servicing Agreement, (c) certain events of insolvency occur with respect to Green Tree or the Servicer or
                        (ii) the close of business on the     Distribution
                        Date, the Pre-Funded Amount will be maintained as an account in the name of the Indenture Trustee (the "Pre-Funding Account"). The Pre-Funded Amount will initially
                        equal approximately $   , and, during the Funding
                        Period, will be reduced by the amount thereof used to purchase Subsequent Contracts in accordance with the Sale and Servicing Agreement. Green Tree expects that the Pre-Funded Amount will be reduced to less than $
                        by the     Distribution Date. Any Pre-Funded Amount
                        remaining at the end of the Funding Period will be payable to the Noteholders and Certificateholders pro rata in proportion to the outstanding principal balance of the Notes and Certificates.

Collection Account....  Except under certain conditions described herein, the
                        Servicer will establish one or more accounts in the name of the Indenture Trustee (the "Collection Account") for the benefit of Noteholders and Certificateholders. All payments from Obligors that are received by the Servicer on behalf of the Trust will be deposited in the Collection Account no later than two Business Days after receipt thereof. Pursuant to the Sale and Servicing Agreement, the Indenture Trustee will, on each Distribution Date, withdraw the Available Funds with respect to such Distribution Date from the Collection Account and apply such funds to the following (in the priority indicated): (i) to the Owner Trustee and the Indenture Trustee, any accrued and unpaid trustee fees and any accrued and unpaid fees of the separate Custodian, Backup Servicer, or Administrator (in each case, to the extent such fees have not been previously paid by the Servicer or Green
                        Tree), (ii) if Green Tree is not then the Servicer, then to the Servicer, the Servicing Fee for the related Monthly Period and any overdue Servicing Fees, (iii) into the Note Distribution Account, the Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount, (iv) into the Certificate Distribution Account, the Certificateholders' Interest Distributable Amount and the Certificateholders' Principal Distributable Amount,
                        (v) if Green Tree is then the Servicer, then to the Servicer, the Servicing Fee for the related Monthly Period and any overdue Servicing Fees, and (vi) the remaining balance, if any, to Green Tree as compensation for providing the [credit enhancement] (the "Guarantee Fee"). See "Description of the Trust Documents--Distributions" herein and "Description of the Purchase Agreements and Trust Documents-- Collections" in the accompanying Prospectus.

Credit Enhancement....
                        [To be added]

Tax Status............  In the opinion of counsel to Green Tree, for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as debt. Each Certificateholder, by the acceptance of a Certificate, will agree to treat the Trust as a partnership in which the Certificateholders are partners for federal income tax purposes. Alternative characterizations of the Trust and the Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders. See "Certain Federal Income Tax Consequences" herein.

ERISA
Considerations........  If the Notes are considered to be indebtedness without substantial equity features under a regulation issued by the United States Department of Labor, the acquisition or holding of Notes by or on behalf of a Benefit Plan will not cause the assets of the Trust to become plan assets, thereby generally preventing the application of certain prohibited transaction rules of the Employment Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended, that otherwise could possibly be applicable. Green Tree believes that the Notes should be treated as indebtedness without substantial equity features for purposes of such regulation.

                        The Certificates may not be acquired by any employee benefit plan, individual retirement account or Keogh Plan subject to either Title I of the Employee Retirement Income Security Act of 1974, as amended, or the Internal Revenue Code of 1986, as amended. See "ERISA Considerations" herein and in the accompanying Prospectus.

Rating................  As a condition of issuance, the Notes and the
                        Certificates will each be rated     by
                                                         and     by
                                                         (the "Rating
                        Agencies"). There is no assurance that the ratings initially assigned to the Notes and the Certificates will not subsequently be lowered or withdrawn by the Rating Agencies. See "Special Considerations--Ratings on Securities" herein.

                                  RISK FACTORS

  Prospective Noteholders and Certificateholders should consider, in addition to the factors described under "Risk Factors" in the accompanying Prospectus, the following factors in connection with the purchase of the Notes or the
Certificates:

THE CONTRACTS AND THE PRE-FUNDING ACCOUNT

  On the Closing Date, the approximately $   of Initial Contracts will be
transferred to the Trust by Green Tree and the approximately $    Pre-Funded
Amount will be deposited by the Trust in the Pre-Funding Account. If the principal amount of eligible Contracts originated by Green Tree during the Funding Period is less than the Pre-Funded Amount, Green Tree will have insufficient Contracts to sell to the Trust on the Subsequent Transfer Dates, thereby resulting in a prepayment of principal to the Noteholders and the Certificateholders as described in the following paragraph. See "--Trust's Relationship to Green Tree" below. In addition, any conveyance of Subsequent Contracts is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions, among others: (i) each such Subsequent Contract satisfies the eligibility criteria specified in the Sale and Servicing Agreement; (ii) as of the applicable Subsequent Cutoff Date, the Contracts in the Trust, together with the Subsequent Contracts to be conveyed by Green Tree as of such Subsequent Cutoff Date, meet the following criteria (computed based on the characteristics of the Initial Contracts on the Initial Cutoff Date and any Subsequent Contracts as of the related Subsequent Cutoff
Date): (a) the weighted average APR of such Contracts will not be less than
   %, and (b) the weighted average remaining term of such Contracts will not be
greater than     months and the Trust, the Indenture Trustee and the Owner
Trustee shall have received written confirmation from a firm of certified independent public accountants as to such satisfaction; (iii) Green Tree shall have executed and delivered to the Trust (with a copy to the Indenture Trustee) a written assignment (a "Subsequent Transfer Agreement") conveying such Subsequent Contracts to the Trust (including a schedule identifying such Subsequent Contracts); (iv) Green Tree shall have delivered certain opinions of counsel to the Indenture Trustee, the Owner Trustee and the Rating Agencies with respect to the validity of the conveyance of all such Subsequent Contracts; and (v) the Rating Agencies shall have each notified Green Tree, the Owner Trustee, and the Indenture Trustee in writing that, following the addition of such Subsequent Contracts, the Notes and the Certificates will be
rated     by            and     by           . Such confirmation of the ratings
of the Notes and the Certificates may depend on factors other than the characteristics of the Subsequent Contracts, including the delinquency, repossession and net loss experience on the Contracts in the Contract Pool.

  To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of Subsequent Contracts by the Trust during the Funding Period, the Noteholders and the Certificateholders will receive, on the Distribution Date on or immediately following the last day of the Funding Period, a prepayment of principal in an amount equal to the Noteholders' Percentage or the Certificateholders' Percentage, as applicable, of the amount remaining in the Pre-Funding Account following the purchase of any Subsequent Contracts on such Distribution Date. It is anticipated that the principal amount of Subsequent Contracts sold to the Trust will not be exactly equal to the amount on deposit in the Pre-Funding Account and that therefore there will be at least a nominal amount of principal prepaid to the Noteholders and to the Certificateholders.

  Each Subsequent Contract must satisfy the eligibility criteria specified in the Sale and Servicing Agreement. However, Subsequent Contracts may have been originated using credit criteria different from the criteria applied with respect to the Initial Contracts and may be of a different credit quality and seasoning. See "The Contract Pool" herein.

TRUST'S RELATIONSHIP TO GREEN TREE FINANCIAL CORPORATION

  Green Tree generally is not obligated to make any payments in respect of the Notes, the Certificates or the Contracts. However, the ability of Green Tree to convey Subsequent Contracts on Subsequent Transfer Dates is completely dependent upon its generation of additional Contracts. If, during the Funding Period, Green Tree is unable to generate sufficient Contracts, the ability of Green Tree to sell Subsequent Contracts to the Trust would be adversely affected. There can be no assurance that Green Tree will continue to generate Contracts that satisfy the criteria set forth in the Sale and Servicing Agreement at the same rate as in recent months.

  In connection with each sale of Contracts by Green Tree to the Trust, Green Tree will make representations and warranties with respect to the characteristics of such Contracts. In certain circumstances, Green Tree is required to repurchase Contracts with respect to which such representations or warranties are not true as of the date made. Green Tree is not otherwise obligated with respect to the Notes or the Certificates. See "Description of the Trust Documents--Sale and Assignment of the Contracts" in the accompanying Prospectus.

SUBORDINATION OF CERTIFICATES; LIMITED ASSETS

  Distributions of interest and principal on the Certificates will be subordinated in priority of payment to interest and principal due on the Notes. Consequently, the Certificateholders will not receive any distributions with respect to a Monthly Period until the full amount of interest and principal payable on the Notes on such Distribution Date has been deposited in the Note Distribution Account.

  The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Contracts, the Pre-Funding Account and the Reserve Account (as defined herein). Holders of the Notes and the Certificates must rely for repayment upon payments on the Contracts and, if and to the extent available, amounts on deposit in the Pre-Funding Account and the Reserve Account. The Pre-Funding Account and the Reserve Account will only be available during the Funding Period. The Pre-Funding Account will be used solely to purchase Subsequent Contracts and is not available to cover losses on the Contracts. The Reserve Account is designed to cover obligations of the Trust relating to that portion of its assets not invested in Contracts and is not designed to provide substantial protection against losses on the Contracts.

DELINQUENCY, LOAN LOSS AND REPOSSESSION EXPERIENCE

  Green Tree began originating conditional sales contracts for motorcycles in 1988, and began originating and servicing conditional sales contracts for other
types of consumer products in    . Although Green Tree has calculated and
presented herein its net loss experience with respect to its portfolio of consumer product loans, there can be no assurance that the information presented will reflect actual experience with respect to the Contracts. In addition, there can be no assurance that the future delinquency, loan loss or repossession experience of the Trust with respect to the Contracts will be better or worse than that set forth herein with respect to Green Tree's portfolio of consumer product loans. See "The Contract Pool--Delinquency, Loan Loss and Repossession Information" and "--Selection Criteria" herein.

RATINGS ON SECURITIES

  It is a condition to the issuance of the Notes and the Certificates that they
be rated     by            and    by           . A rating is not a
recommendation to purchase, hold or sell Notes or Certificates. There is no assurance that a rating will remain in effect for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. In the event that any rating initially assigned to the Notes and the Certificates were subsequently lowered or withdrawn for any reason, no person or entity will be obligated to provide any additional credit enhancement with respect to the Notes or the Certificates. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Notes and the Certificates.

YIELD AND PREPAYMENT CONSIDERATIONS

  The Trust Agreement provides that, in the event that (i) one of the General Partners becomes insolvent, withdraws or is expelled as a General Partner of the Trust or is terminated or dissolved (a "Dissolution Event") and the Owner Trustee is unable to obtain an opinion of counsel to the effect that the Trust will not thereafter be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, or (ii) a Dissolution Event occurs with respect to both General Partners, the Trust will terminate in 90 days and effect redemption of the Notes and prepayment of the Certificates following the winding-up of the affairs of the Trust, unless within such 90 days the remaining General Partner (if any) and Owners of a majority of the Certificates agree in writing to continue the business of the Trust and to the appointment of a successor to the General Partners, and the Owner Trustee is able to obtain the opinion of counsel described above. See "Description of the Trust Documents--Termination" in the accompanying Prospectus.

                                   THE TRUST

  The following information supplements and, to the extent inconsistent therewith, supersedes the information contained in the accompanying Prospectus. Prospective Securityholders should consider, in addition to the information below, the information under "The Trusts" in the accompanying Prospectus.

GENERAL

  Green Tree Asset Receivables Trust 1995-   is a business trust formed under
the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Contracts and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

  The Trust will initially be capitalized with equity equal to $   .
Certificates with an aggregate original principal balance of $   will be sold
to the General Partners and Certificates representing the remainder of the Certificate Balance will be sold to third party investors that are expected to be unaffiliated with the General Partners, Green Tree, the Servicer or their affiliates. The equity of the Trust, together with the proceeds of the initial sale of the Notes, will be used by the Trust to purchase the Initial Contracts from Green Tree pursuant to the Sale and Servicing Agreement and to fund the deposit of the Pre-Funded Amount and the Reserve Account (described under "Description of the Trust Documents--Accounts" herein).

  The Trust's principal offices are in    , in care of    , as Owner Trustee,
at the address listed below under "--The Owner Trustee."

CAPITALIZATION OF THE TRUST

  The following table illustrates the capitalization of the Trust as of the Initial Cutoff Date, as if the issuance and sale of the Notes and Certificates had taken place on such date:

      Notes............................................................... $
      Certificates........................................................
                                                                           -----
        Total............................................................. $
                                                                           =====

THE OWNER TRUSTEE

         is the Owner Trustee under the Trust Agreement.        is a
corporation and its principal offices are located at         . Green Tree and
its affiliates may maintain commercial banking relations with the Owner Trustee and its affiliates. The Owner Trustee will perform limited administrative functions under the Trust Agreement, including making distributions from the Certificate Distribution Account. The Owner Trustee's liability in connection with the issuance and sale of the Certificates and the Notes is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement and the Sale and Servicing Agreement.

                              THE TRUST PROPERTY

  The Trust Property will include, among other things, (i) the Contract Pool consisting of the Initial Contracts and the Subsequent Contracts; (ii) all monies paid or payable under the Initial Contracts on or after the Initial Cutoff Date and under the Subsequent Contracts on or after the respective Subsequent Cutoff Dates; (iii) such amounts as from time to time may be held in the Collection Account and certain other accounts established and maintained by the Servicer pursuant to the Sale and Servicing Agreement, as described below (including all investments in the Collection Account and such other accounts and all income from the investment of funds therein and all proceeds thereof); (iv) monies on deposit in the Pre-Funding Account and the Reserve Account (as defined herein) (including all investments in such accounts and all income from the investment of the funds therein and all proceeds thereof); (v) an assignment of the security interests of Green Tree in the Products; (vi) an assignment of the right to receive proceeds from the exercise of rights against Dealers under agreements between Green Tree and such Dealers (the "Dealer Agreements") and the assignment of rights in respect of each Contract from the applicable Dealer to Green Tree (the "Dealer Assignments"); (vii) an assignment of the right to receive proceeds from claims on certain insurance policies covering the Products or the Obligors; and (viii) certain other rights under the Trust Documents. See "The Contracts" and "Description of the Trust Documents--Collections" in the accompanying Prospectus.

  Each Certificate will represent a fractional undivided interest in the Trust Property. Pursuant to the Indenture the Trust will grant a security interest in the Trust Property in favor of the Indenture Trustee on behalf of the Noteholders. Any proceeds of such security interest in the Trust Property would be distributed according to the Indenture, as described below under "Description of the Trust Documents--Distributions."

  Green Tree, as custodian on behalf of the Trust, will hold the original installment sales contract or promissory note as well as copies of documents and instruments relating to each Contract and evidencing the security interest in the Product securing each Contract (the "Contract Files"). In order to protect the Trust's ownership interest in the Contracts, Green Tree will file a UCC-1 financing statement in Minnesota to give notice of the Trust's ownership of the Contracts and the related Trust Property.

                               THE CONTRACT POOL

GENERAL

  The Contract Pool will include the Initial Contracts purchased as of the Initial Cutoff Date and will include any Subsequent Contracts purchased as of the applicable Subsequent Cutoff Date (the Initial Cutoff Date or any Subsequent Cutoff Date being individually referred to herein as a "Cutoff Date"). Certain information with respect to the Contracts is set forth under the heading "The Contracts" in the accompanying Prospectus.

  All of the Contracts are or will be retail installment sales contracts or promissory notes purchased in the ordinary course of business by Green Tree from Dealers who regularly originate and sell such contracts or notes to Green Tree. The Initial Contracts and the Subsequent Contracts were or will be selected from Green Tree's portfolio of consumer product loans for inclusion in the Contract Pool in compliance with several criteria, some of which are set forth below under "--Selection Criteria." No selection procedures believed by Green Tree to be adverse to Securityholders were used or will be used in selecting the Contracts.

  The obligation of the Trust to purchase the Subsequent Contracts on a Subsequent Transfer Date will be subject to the Contracts in the Trust, together with the Subsequent Contracts to be conveyed to the Trust on such Subsequent Transfer Date, meeting the following criteria (computed based on the characteristics of the Initial Contracts on the Initial Cutoff Date and any Subsequent Contracts as of the related Subsequent Cutoff Date): (i) the weighted average APR of such Contracts will not be less than %; and (ii) the weighted average remaining term of such Contracts will not be greater
than    months.

  The aggregate principal balance of the Initial Contracts is approximately
equal to    % of the aggregate initial principal balance of the Securities.
However, except for the criteria described in the preceding paragraphs, there will be no required characteristics of the Subsequent Contracts. Therefore, following the transfer of Subsequent Contracts to the Trust, the aggregate characteristics of the entire Contract Pool, including the composition of the Contracts, the distribution by APR and the geographic distribution described in the following tables, may vary significantly from those of the Initial Contracts.

DELINQUENCY, LOAN LOSS AND REPOSSESSION INFORMATION

  The following tables set forth information relating to Green Tree's delinquency, loan loss and repossession experience for each period indicated with respect to all consumer product contracts it has purchased and continues to service. This information includes the experience with respect to all consumer product contracts in Green Tree's portfolio of consumer product contracts serviced during each such period, including consumer product contracts which do not meet the criteria for selection as a Contract. Because Green Tree has limited experience in underwriting and servicing retail installment sales contracts for items such as the Products, Green Tree believes that a separate presentation of its delinquency, loan loss and repossession experience on contracts secured by [product types] would not be meaningful. At the Initial Cutoff Date, the Initial Contracts represented
approximately   %, by principal balance, of Green Tree's portfolio of consumer product contracts serviced.

                            DELINQUENCY EXPERIENCE

                                 [TO BE ADDED]


                     LOAN LOSS AND REPOSSESSION EXPERIENCE

                                 [TO BE ADDED]

  The consumer product contracts in Green Tree's servicing portfolio of consumer product loans include consumer product contracts other than the Contracts, including consumer product contracts which do not meet the criteria for selection as a Contract. There can be no assurance that the delinquency, loan loss or repossession experience of the Trust with respect to the Contracts will be better than, worse than or comparable to the experience set forth above. See "Risk Factors--Delinquency, Loan Loss and Repossession Experience" herein.

CERTAIN OTHER CHARACTERISTICS

  The Initial Contracts (i) had a remaining maturity, as of the Initial Cutoff
Date, of at least     months, but not more than    months, (ii) had an
original maturity of at least    months, but not more than    months, (iii)
had an original principal balance of at least $    and not more than $    (iv)
had a remaining principal balance as of the Initial Cutoff Date of at least
$    and not more than $    and (v) had an APR of at least    % and not more
than   %. Neither Green Tree nor the Servicer may substitute other Loans for the Initial Contracts at any time during the term of the Sale and Servicing Agreement.

  The composition and distribution by APR, geographic concentration and product type of the Contract Pool as of the Initial Cutoff Date are set forth in the following tables:

         COMPOSITION OF THE CONTRACT POOLAS OF THE INITIAL CUTOFF DATE

                                                                              WEIGHTED
WEIGHTED                                                      WEIGHTED         AVERAGE
 AVERAGE      AGGREGATE       NUMBER OF        AVERAGE         AVERAGE        ORIGINAL
 APR FOR      PRINCIPAL       CONTRACTS       PRINCIPAL       REMAINING       SCHEDULED
CONTRACTS      BALANCE         IN POOL         BALANCE        TERM (1)        TERM (1)
---------     ---------       ---------       ---------       ---------       ---------

--------
(1) Based on Scheduled Payments due after the Initial Cutoff Date (in the case of the Weighted Average Remaining Term) and assuming no prepayments on the Contracts.

     DISTRIBUTION BY APR OF THE CONTRACT POOL AS OF THE INITIAL CUTOFF DATE

                                 [TO BE ADDED]


    GEOGRAPHIC CONCENTRATION OF THE CONTRACTS AS OF THE INITIAL CUTOFF DATE

                                 [TO BE ADDED]


      PRODUCT CONCENTRATION OF THE CONTRACTSAS OF THE INITIAL CUTOFF DATE

                                 [TO BE ADDED]

                           DESCRIPTION OF THE NOTES

GENERAL

  The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the accompanying Prospectus, to which description reference is hereby
made.    , a national banking association headquartered in    , will be the
Indenture Trustee.

PAYMENTS OF INTEREST

  Interest on the principal balance of the Notes will accrue at the Interest Rate and will be payable to the Noteholders monthly on each Distribution Date,
commencing    . Interest will accrue from and including the Closing Date (in the case of the first Distribution Date), or from and including the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date (each an "Interest Period"). Interest on the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with interest on such amount at the Interest Rate (to the extent lawful). Interest payments on the Notes will be made from Available Funds (as hereinafter defined) after, payment of accrued and unpaid trustees' fees and other administrative fees of the Trust and payment of the Servicing Fee (if Green Tree is no longer the Servicer). See "Description of the Trust Documents-- Distributions" herein.

PAYMENTS OF PRINCIPAL

  Principal payments will be made to the Noteholders on each Distribution Date in an amount equal to the Noteholders' Percentage of an amount equal to the sum of the following amounts with respect to the related Monthly Period, in each case computed in accordance with the method specified in each Contract:
(i) that portion of all collections on Contracts (other than Liquidated Contracts and Purchased Contracts) allocable to principal, including full and partial principal prepayments, received during such Monthly Period, (ii) the principal balance of each Contract that became a Liquidated Contract during such Monthly Period, (iii) the principal balance of each Contract that was repurchased by Green Tree or the Servicer as of the last day of such Monthly Period, (iv) the aggregate amount of any reduction of the principal balance of a Contract as a result of a court order in an insolvency proceeding and (v) any unpaid portion of the amounts included in clauses (i), (ii), (iii) and
(iv) above with respect to a prior Distribution Date. Principal payments on the Notes will be made from Available Funds after payment of accrued and unpaid trustees' fees and other administrative fees of the Trust, payment of the Servicing Fee (if Green Tree is no longer the Servicer) and after distribution of the Noteholders' Interest Distributable Amount. See "Description of the Trust Documents--Distributions" herein.

  The principal balance of the Notes, to the extent not previously paid, will be due on the Final Scheduled Distribution Date. The actual date on which the aggregate outstanding principal amount of the Notes is paid may be earlier than the Final Scheduled Distribution Date set forth above based on a variety of factors.

MANDATORY REDEMPTION

  The Notes will be redeemed in part on the Distribution Date on or immediately following the last day of the Funding Period in the event that any amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Contracts, including any such purchase on such date (a "Mandatory Redemption"). The aggregate principal amount of the Notes to be redeemed will be an amount equal to the Noteholders' pro rata share (based on the outstanding principal balance of the Notes and Certificates) of the amount then on deposit in the Pre-Funding Account (the "Note Prepayment Amount").

  The Note Prepayment Premium will be payable by the Trust to the Noteholders
if the Note Prepayment Amount exceeds $   . The Note Prepayment Premium will
equal the excess, if any, discounted as described below, of (i) the amount of interest that would have accrued on the Note Prepayment Amount at the Interest Rate during the period commencing on and including the Distribution Date on which such Note Prepayment Amount is required to be distributed to the
Noteholders to but excluding    , over (ii) the amount of interest that would
have accrued on such Note Prepayment Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the
Determination Date preceding such Distribution Date on the    % United States
Treasury Note due    . Such excess will be discounted to present value to such
Distribution Date at the applicable yield described in clause (ii) above. The Trust's obligation to pay the Note Prepayment Premium is limited to funds which are received from Green Tree under the Sale and Servicing Agreement as liquidated damages for the failure to deliver Subsequent Contracts. No other assets of the Trust will be available for the purpose of making such payment. In addition, the ratings assigned to the Notes by the Rating Agencies do not address the likelihood that the Note Prepayment Premium will be paid by Green Tree.

OPTIONAL REDEMPTION

  The Notes will be redeemed in whole, but not in part, on any Distribution Date on which Green Tree or the Servicer exercises its option to purchase the Contracts. Green Tree or the Servicer may purchase the Contracts when the Aggregate Principal Balance has declined to 10% or less of the Original Pool Balance, as described in the accompanying Prospectus under "Description of the Purchase Agreements and the Trust Documents--Termination." Such redemption will effect early retirement of the Notes. The redemption price will be equal to the unpaid principal amount of the Notes plus accrued and unpaid interest thereon (the "Redemption Price").

EVENTS OF DEFAULT

  "Events of Default" under the Indenture will consist of the Events of Default described in the accompanying Prospectus under "The Notes--The Indenture," and the Indenture Trustee will have the rights under the Indenture described therein.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

  The Certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Trust Agreement will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth in the Prospectus, to which description reference is hereby made.

DISTRIBUTIONS OF INTEREST INCOME

  On each Distribution Date, commencing    , the Certificateholders will be
entitled to distributions in an amount equal to the amount of interest accrued on the Certificate Balance at the Pass-Through Rate. Interest distributable on a Distribution Date will accrue from and including the Closing Date (in the case of the first Distribution Date) or from the most recent Distribution Date on which interest distributions have been made to but excluding such Distribution Date and will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest distributions due for any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date together with interest on such amount at the Pass-Through Rate (to the extent lawful). Interest distributions with respect to the Certificates will be made from Available Funds after the payment of accrued and unpaid trustees' fees and other administrative fees of the Trust, the payment of the Servicing Fee (if Green Tree is no longer the Servicer) and the distribution of the Noteholders' Distributable Amount. See "Description of the Trust Documents--Distributions" herein.

DISTRIBUTIONS OF PRINCIPAL PAYMENTS

  Certificateholders will be entitled to distributions on each Distribution Date in an amount equal to the Certificateholders' Percentage of an amount equal to the sum of the following amounts with respect to the related Monthly Period, in each case computed in accordance with the method specified in the related Contract: (i) that portion of all collections on Contracts (other than Liquidated Contracts and Purchased Contracts) allocable to principal, including full and partial principal prepayments, received during such Monthly Period, (ii) the principal balance of each Contract that became a Liquidated Contract during such Monthly Period, (iii) the principal balance of each Contract that was repurchased by Green Tree or the Servicer as of the last day of such Monthly Period, (iv) the aggregate amount of any reduction of the principal balance of a Contract as a result of a court order in an insolvency proceeding and (v) any unpaid portion of the amounts included in clauses (i),
(ii), (iii) and (iv) above with respect to a prior Distribution Date. Distributions with respect to principal payments will be made from Available Funds after payment of accrued and unpaid trustees' fees and other administrative fees of the Trust, payment of the Servicing Fee (if Green Tree is no longer the Servicer) and the distribution of the Noteholders' Distributable Amount and the Certificateholders' Interest Distributable Amount. See "Description of the Trust Documents--Distributions" herein.

MANDATORY PREPAYMENT

  Cash distributions to Certificateholders will be made, on a pro rata basis, on the Distribution Date on or immediately following the last day of the Funding Period in the event that any amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Contracts, including any such purchase on such date (a "Mandatory Prepayment"). The aggregate principal amount of the Certificates to be prepaid will be an amount equal to the Certificateholders' pro rata share (based on the outstanding principal balance of the Notes and Certificates) of the amount then on deposit in the Pre-Funding Account (the "Certificate Prepayment Amount").

  The Certificate Prepayment Premium will be payable by the Trust to the
Certificateholders if the Certificate Prepayment Amount exceeds $   . The
Certificate Prepayment Premium for the Certificates will equal the excess, if any, discounted as described below, of (i) the amount of interest that would have accrued on the Certificate Prepayment Amount at the Pass-Through Rate during the period commencing on and including the Distribution Date on which such Certificate Prepayment Amount is required to be distributed to
Certificateholders to but excluding    , over (ii) the amount of interest that
would have accrued on such Certificate Prepayment Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity
on the Determination Date preceding such Distribution Date on the    % United
States Treasury Note due    . Such excess will be discounted to present value
to such Distribution Date at the yield described in clause (ii) above. The Trust's obligation to pay the Certificate Prepayment Premium is limited to funds which are received from Green Tree under the Sale and Servicing Agreement as liquidated damages for the failure to deliver Subsequent Contracts. No other assets of the Trust will be available for the purpose of making such payment. In addition, the ratings assigned to the Certificates by the Rating Agencies do not address the likelihood that the Certificate Prepayment Premium will be paid by Green Tree.

  Upon the occurrence of an Event of Default under the Indenture, the Indenture Trustee will have the right to cause the liquidation of the Trust Property in whole or in part. Any such liquidation, in whole or in part, will cause a full or partial prepayment of the Certificates.

OPTIONAL PREPAYMENT

  If Green Tree or the Servicer exercises its option to purchase the Contracts when the Aggregate Principal Balance declines to 10% or less of the Original Pool Balance, Certificateholders will receive an amount in respect of the Certificates equal to the outstanding Certificate Balance together with accrued interest at the Pass-Through Rate, which distribution will effect early retirement of the Certificates. See "Description of the Purchase Agreements and the Trust Documents--Termination" in the accompanying Prospectus.

TRANSFERS OF CERTIFICATES

  Certificateholders, other than individuals or entities holding Certificates through a broker who reports sales of securities on Form 1099-B, are required under the Trust Agreement to notify the Owner Trustee of any transfer of their Certificates in a taxable sale or exchange within 30 days of such transfer.

                      DESCRIPTION OF THE TRUST DOCUMENTS

  The following summary describes certain terms of the Sale and Servicing Agreement, any Subsequent Transfer Agreement and the Trust Agreement (together, the "Trust Documents"). Forms of the Trust Documents have been filed as exhibits to the Registration Statement. A copy of the Trust Documents will be filed with the Commission following the issuance of the Securities. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Documents. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Trust Documents (as such terms are used in the accompanying Prospectus) set forth in the accompanying Prospectus, to which description reference is hereby made.

SALE AND ASSIGNMENT OF CONTRACTS; SUBSEQUENT CONTRACTS

  Certain information with respect to the sale of the Initial Contracts by Green Tree to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement is set forth under "Description of the Trust Documents--Sale and Assignment of Contracts" in the accompanying Prospectus. In addition, during the Funding Period, pursuant to the Sale and Servicing Agreement, Green Tree will be obligated to sell to the Trust Subsequent Contracts having an
aggregate principal balance equal to approximately $    (such amount being
equal to the initial Pre-Funded Amount) to the extent that such Subsequent Contracts are available.

  During the Funding Period, on each Subsequent Transfer Date, subject to the conditions described below, Green Tree will sell and assign to the Trust, without recourse, Green Tree's entire interest in the Subsequent Contracts designated by Green Tree as of the related Subsequent Cutoff Date and identified in a schedule attached to a Subsequent Transfer Agreement relating to such Subsequent Contracts executed on such date by Green Tree. Upon the conveyance of Subsequent Contracts to the Trust on a Subsequent Transfer Date,
(i) the Aggregate Principal Balance will increase in an amount equal to the aggregate principal balances of the Subsequent Contracts and (ii) an amount equal to the aggregate principal balances of such Subsequent Contracts will be withdrawn from the Pre-Funding Account and paid to or upon the order of Green Tree.

  Any conveyance of Subsequent Contracts is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions, among others: (i) each such Subsequent Contract satisfies the eligibility criteria specified in the Sale and Servicing Agreement; (ii) as of each applicable Subsequent Cutoff Date, the Contracts in the Trust together with the Subsequent Contracts to be conveyed by Green Tree as of such Subsequent Cutoff Date, meet the following criteria (computed based on the characteristics of the Initial Contracts on the Initial Cutoff Date and any Subsequent Contracts on the related Subsequent Cutoff Date):(a) the weighted
average APR of such Contracts will not be less than    %, and (b) the weighted
average remaining term of such Contracts will not be greater than    months
and the Trust, the Indenture Trustee and the Owner Trustee shall have received written confirmation from a firm of certified independent public accountants as to such satisfaction; (iii) Green Tree shall have executed and delivered to the Trust (with a copy to the Indenture Trustee) a Subsequent Transfer Agreement conveying such Subsequent Contracts to the Trust (including a schedule identifying such Subsequent Contracts); (iv) Green Tree shall have delivered certain opinions of counsel to the Indenture Trustee, the Owner Trustee and the Rating Agencies with respect to the validity of the conveyance of such Subsequent Contracts; and (v) the Rating Agencies shall have each notified Green Tree, the Owner Trustee and the Indenture Trustee in writing that, following the addition of all such
Subsequent Contracts, the Notes and the Certificates will be rated    by
         and     by         .

  Subsequent Contracts may have been originated by Green Tree at a later date using credit criteria different from the criteria applied with respect to the Initial Contracts. See "Special Considerations--The Contracts and the Pre-Funding Account" and "The Contract Pool" herein.

ACCOUNTS

  The Servicer will establish and maintain one or more accounts, in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders, into which all payments made on or with respect to the Contracts will be deposited (the "Collection Account"). The Servicer will also establish and maintain an account, in the name of the Indenture Trustee on behalf of the Noteholders, in which amounts released from the Collection Amount for distribution to Noteholders will be deposited and from which all distributions to Noteholders will be made (the "Note Distribution Account"). The Owner Trustee will establish and maintain an account, in the name of the Owner Trustee on behalf of the Certificateholders, in which amounts released from the Collection Account for distribution to Certificateholders will be deposited and from which all distributions to Certificateholders will be made (the "Certificate Distribution Account"). The Collection Account, the Note Distribution Account and the Certificate Distribution Account are collectively referred to herein as the "Designated Accounts." See "Description of the Trust Documents--Collections" in the accompanying Prospectus.

  In addition to the Designated Accounts, the Servicer will also establish and will maintain the Pre-Funding Account in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders.

  The Servicer will also establish and maintain an account (the "Reserve Account") in the name of the Indenture Trustee on behalf of the Noteholders and
Certificateholders. On the Closing Date, Green Tree will deposit $    in the
Reserve Account. On each Draw Date (as described below) during the Funding Period, if the Available Funds are insufficient to distribute the amounts described in clauses 1-6 under "--Distributions" below, the Indenture Trustee will withdraw from the Reserve Account the amount of such shortfall (but in no event more than the difference between (i) the amount on deposit in the Reserve Account and (ii) the Requisite Reserve Amount for the related Distribution
Date), and deposit such amount in the Collection Account. On each Subsequent Transfer Date, the Servicer will recalculate the Requisite Reserve Amount (as defined below), and any funds in the Reserve Account in excess of such amount will be distributed to the General Partners. If the amount in the Reserve Account on such Subsequent Transfer Date is less than the Requisite Reserve Amount, such amount will be transferred to the Reserve Account from the funds that would otherwise be paid to Green Tree from the Pre-Funding Account. The "Requisite Reserve Amount" as of any date during the Funding Period will equal the product of (i) the difference between (A) the weighted average of the Interest Rate and the Pass-Through Rate (based on the outstanding amount of the
Notes and the Certificate Balance on such date) and(B) the assumed yield (   %
per annum) of investments of funds in the Pre-Funding Account, divided by 360,
(ii) the Pre-Funded Amount on such date and (iii) the number of days remaining in the Funding Period.

DISTRIBUTIONS

  On or before the     day of each month (or, if such day is not a Business
Day, the next succeeding Business Day) (each such date, a "Determination Date"), the Servicer will deliver to the Indenture Trustee, the Owner Trustee and each Rating Agency a certificate (the "Servicer's Certificate") setting forth, among other things, the following amounts with respect to the preceding Monthly Period and the related Distribution Date:(i) the amount of funds in the Collection Account allocable to collections on the Contracts in the preceding Monthly Period (excluding any Purchase Amounts) (the "Collected Funds"); (ii) the Purchase Amount of all Contracts repurchased by Green Tree or the Servicer as of the related Deposit Date; (iii) the amount of Available Funds; (iv) the Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount;

(v) the Certificateholders' Interest Distributable Amount and the
Certificateholders' Principal Distributable Amount; and (vi) the Servicing Fee.

  On each Distribution Date, the Servicer shall instruct the Indenture Trustee to distribute the Available Funds in the following order of priority:

    1. To the Indenture Trustee and the Owner Trustee, any accrued and unpaid trustees' fees and any accrued and unpaid fees of the separate Custodian, Backup Servicer, or Administrator (in each case, to the extent such fees have not been previously paid by the Servicer or Green Tree).

    2. If Green Tree or an affiliate is no longer the Servicer, then to the Servicer, the Servicing Fee for the related Monthly Period.

    3. To the Note Distribution Account, the Noteholders' Interest Distributable Amount.

    4. To the Note Distribution Account, the Noteholders' Principal Distributable Amount.

    5. To the Certificate Distribution Account, the Certificateholders' Interest Distributable Amount.

    6. To the Certificate Distribution Account, the Certificateholders' Principal Distributable Amount.

    7. If Green Tree or an affiliate is then the Servicer, then to the Servicer, the Servicing Fee for the related Monthly Period.

    8. Any Available Funds remaining in the Collection Account after distributing the amounts described above will be payable to Green Tree as compensation for providing the [credit enhancement] (the "Guaranty Fee").

  The following sets forth an example of the application of the foregoing to a hypothetical monthly distribution:

February 1-February    Monthly Period. Scheduled Payments and any prepayments
28...................  and other collections on the Contracts are received and deposited into the Collection Account.

March  ..............  Deposit Date. On or before this date, Green Tree and the Servicer will make required payments of Purchase Amounts to the Collection Account.

March  ..............
                       Determination Date. On or before this date the Servicer will notify the Indenture Trustee of, among other things, the amounts available in the Collection Account and the amounts required to be distributed on the Distribution Date.

March 14.............  Record Date. Distributions on the Distribution Date
                       will be made to Noteholders and Certificateholders of record at the close of business on this date.

March 15.............
                       Distribution Date. The Indenture Trustee will pay all accrued and unpaid trustees' fees and other administrative fees of the Trust, pay the Servicing Fee and distribute to Noteholders all amounts in the Note Distribution Account. The Owner Trustee will distribute all amounts in the Certificate Distribution Account to the Certificateholders. The Indenture Trustee will pay the Guarantee Fee to Green Tree.

  For the purposes hereof, the following terms shall have the following meanings:

  "Available Funds" means, with respect to any Distribution Date, the sum of the Collected Funds, any Purchase Amounts and all earnings from the investment of funds in the Collection Account, the Pre-Funding Account and the Reserve Account during the Monthly Period.

  "Principal Distribution Amount" means, with respect to any Distribution Date, the amount equal to the sum of the following amounts with respect to the related Monthly Period, in each case computed in accordance with the method specified in the related Contract: (i) that portion of all collections on Contracts (other than Liquidated Contracts and Purchased Contracts) allocable to principal, including all full and partial prepayments received during such Monthly Period, (ii) the aggregate unpaid principal balance of all Contracts (other than the Purchased Contracts) that became Liquidated Contracts during the Monthly Period, (iii) the aggregate principal balances of all Contracts that became Purchased Contracts as of the related Accounting Date, and (iv) the aggregate amount of any reductions in the principal balance of Contracts as a result of a court order in an insolvency proceeding.

  "Liquidated Contract" means a Contract as to which (i)    days have elapsed
since the Servicer repossessed the related Product, (ii) the Servicer has determined in good faith that all amounts it expects to recover have been received or (iii) all or some portion of a Scheduled Payment has become more
than     days past due.

  "Purchased Contract" means a Contract (i)(A) that Green Tree has become obligated to repurchase (or, under certain circumstances, has elected to repurchase) as a result of an uncured breach by Green Tree of a representation or warranty made by Green Tree with respect to such Contract or (B) that the Servicer has become obligated to repurchase (or, under certain circumstances, has elected to repurchase) as a result of an uncured breach of the covenants made by it with respect to such Contract and (ii) as to which the related Purchase Amount has been deposited in the Collection Account by Green Tree or the Servicer, as the case may be, on or before the related Deposit Date.

  "Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

  "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date.

  "Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, 30 days' interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding such Distribution Date) at the Interest Rate on the outstanding principal balance of the Notes on the immediately preceding Distribution Date, after giving effect to all payments of principal to Noteholders on or prior to such Distribution Date.

  "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding Distribution Date, to the extent permitted by law, at the Interest Rate from such preceding Distribution Date to but excluding the current Distribution Date.

  "Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date (other than the Final Scheduled Distribution Date), the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date, provided, however, that the Noteholders' Principal Distributable Amount shall not exceed the outstanding principal balance of the Notes. The Noteholders' Principal Distributable Amount on the Final Scheduled Distribution Date will equal the outstanding principal balance of the Notes on such Distribution Date.

  "Noteholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Noteholders' Percentage of the Principal Distribution Amount.

  "Noteholders' Percentage" means,    % for the first Distribution Date, and
for each Distribution Date thereafter, a percentage, expressed as a fraction, the numerator of which is the outstanding principal balance of the Notes on the related Accounting Date and the denominator of which is the Aggregate Principal Balance (plus any funds remaining on deposit in the Pre-Funding Account, other than reinvestment earnings) as of the related Accounting Date.

  "Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Noteholders' Monthly Principal Distributable Amount and any outstanding Noteholders' Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Distribution Account on such Distribution Date.

  "Certificateholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Principal Distributable Amount and the Certificateholders' Interest Distributable Amount.

  "Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date.

  "Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, 30 days' interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date but excluding such Distribution Date) at the Pass-Through Rate multiplied by the Certificate Balance as of the last day of the Monthly Period immediately preceding such Distribution Date.

  "Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Certificateholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest at the Pass-Through Rate that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Pass-Through Rate from such preceding Distribution Date to but excluding the current Distribution Date.

  "Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date (other than the Final Scheduled Distribution Date), the sum of the Certificateholders' Monthly Principal Distributable Amount for such Distribution Date and the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Certificateholders' Principal Distributable Amount shall not exceed the Certificate Balance. In addition, on the Final Scheduled Distribution Date, the Certificateholders' Principal Distributable Amount will equal the Certificate Balance on such Distribution Date.

  "Certificateholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Certificateholders' Percentage of the Principal Distribution Amount or, with respect to any Distribution Date on or after the Distribution Date on which the outstanding principal balance of the Notes is reduced to zero, 100% of the Principal Distribution Amount (less any amount required on the first such Distribution Date to reduce the outstanding principal balance on the Notes to zero, which shall be deposited in the Note Distribution Account).

  "Certificateholders' Percentage" means, for each Distribution Date, a percentage equal to 100% minus the Noteholders' Percentage for such Distribution Date.

  "Certificateholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Certificateholders' Monthly Principal Distributable Amount and any outstanding Certificateholders' Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Certificate Distribution Account.

  "Certificate Balance" equals, initially, $   and, thereafter, equals the
initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders.

STATEMENTS TO SECURITYHOLDERS

  On or prior to each Distribution Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the Noteholders and to the Owner Trustee a statement to be delivered to the Certificateholders on such Distribution Date. Such statements will be based on the information in the related Servicer's Certificate setting forth certain information required under the Trust Documents. Each such statement to be delivered to Noteholders will include the following information as to the Notes, and each such statement to be delivered to Certificateholders will include the following information as to the Certificates, with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

    (i) the amount of the distribution allocable to interest on or with respect to the Notes and the Certificates;

    (ii) the amount of the distribution allocable to principal on or with respect to the Notes and the Certificates;

    (iii) the aggregate outstanding principal balance and the Note Pool Factor for the Notes and the Certificate Balance and the Certificate Pool Factor for the Certificates after giving effect to all payments reported under (ii) above on such date;

    (iv) the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall, if any, and the change in such amounts from the preceding statement;

    (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Monthly Period;

    (vi) for each such date during the Funding Period, the remaining Pre-Funded Amount; and

    (vii) for the first such date that is on or immediately following the end of the Funding Period, the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Contracts and is being passed through as payments of principal on the Securities.

  Each amount set forth pursuant to subclauses (i) through (vi) with respect to Certificates or Notes will be expressed as a dollar amount per $1,000 of the initial principal amount of the Notes or the initial Certificate Balance, as applicable.

  Unless and until Definitive Notes or Definitive Certificates are issued, such reports will be sent on behalf of the Trust to Cede & Co., as registered holder of the Notes and the Certificates and the nominee of DTC. Note Owners and Certificate Owners may receive copies of such reports upon written request, together with a certification that they are Note Owners or Certificate Owners, as the case may be, and payment of any expenses associated with the distribution of such reports, from the Indenture Trustee or Owner Trustee. See "Reports to Securityholders" herein and "Reports to Securityholders" and "Certain Information Regarding the Securities" in the accompanying Prospectus.

  Within the required period of time after the end of each calendar year, the Indenture Trustee and the Owner Trustee, as applicable, will furnish to each person who at any time during such calendar year was a Noteholder or Certificateholder, a statement as to the aggregate amounts of interest and principal paid to such Noteholder or Certificateholder, information regarding the amount of servicing compensation received by the Servicer and such other information as Green Tree deems necessary to enable such Noteholder or Certificateholder to prepare its tax returns. See "Certain Federal Income Tax Consequences" herein.

                       DESCRIPTION OF CREDIT ENHANCEMENT

                                 [TO BE ADDED]


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a general discussion of certain federal income tax consequences relating to the purchase, ownership, and disposition of the Notes and the Certificates. The discussion is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change, which change may be retroactive.

             [SPECIFIC DISCLOSURE TO BE ADDED HERE IF NECESSARY.]


                             ERISA CONSIDERATIONS

  Section 406 of ERISA, and/or Section 4975 of the Code, prohibits a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

  Certain transactions involving the purchase, holding or transfer of the Securities might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Green Tree believes that the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. However, without regard to whether the Notes are treated as an Equity Interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Owner Trustee or the Indenture Trustee, the owner of collateral, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38 regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

  The Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity. By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. For additional information regarding treatment of the Certificates under ERISA, see "ERISA Considerations" in the accompanying Prospectus.

  Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

  A plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in the underwriting agreement with respect to the Notes and the Certificates (the "Underwriting Agreement"), Green Tree has agreed to cause the Trust to sell to each of the Underwriters named below (collectively, the "Underwriters"), and each of the Underwriters has severally agreed to purchase, the principal amount of the Notes and Certificates set forth opposite its name below.

                              ASSET--BACKED NOTES

                     PRINCIPAL
      UNDERWRITERS    AMOUNT
      ------------   ---------
                        $

                          ASSET--BACKED CERTIFICATES

                     PRINCIPAL
      UNDERWRITERS    AMOUNT
      ------------   ---------
                        $

  Green Tree has been advised by    ("   "), as Representative of the several
Underwriters, that the Underwriters propose initially to offer the Notes to the public at the prices set forth herein, and to certain dealers at such
prices less the initial concession not in excess of    % per Note. The
Underwriters may allow and such dealers may reallow a concession not in excess
of    % per Note. After the initial public offering of the Notes, the public offering price and such concessions may be changed.

  Green Tree has been advised by    , as Representative of the several
Underwriters, that the Underwriters propose initially to offer the Certificates (other than the Certificates to be sold to the General Partners as described under "The Trust--General" herein) to the public at the price set forth herein, and to certain dealers at such price less the initial concession
not in excess of    % per Certificate. The Underwriters may allow and such
dealers may reallow a concession not in excess of    % per Certificate to
certain other dealers. After the initial public offering of the Certificates, the public offering price and such concessions may be changed.

  Green Tree has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                 LEGAL MATTERS

  Certain matters with respect to the validity of the Notes and the Certificates and with respect to the federal income tax matters discussed under "Certain Federal Income Tax Consequences" herein will be passed upon for Green Tree by Dorsey & Whitney P.L.L.P., Minneapolis, Minnesota. The validity of the Notes and the Certificates will be passed upon for the Underwriters by [u/w counsel].

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, AND ANY INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY GREEN TREE OR ANY UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALES MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF GREEN TREE OR THE TRUST SINCE THE DATE HEREOF.

                               ----------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Reports to Securityholders.................................................  S-3
Incorporation of Certain Documents by Reference............................  S-3
Summary of the Terms of the Securities.....................................  S-4
Risk Factors............................................................... S-12
The Trust.................................................................. S-14
The Trust Property......................................................... S-15
The Contract Pool.......................................................... S-15
Description of the Notes................................................... S-18
Description of the Certificates............................................ S-19
Description of the Trust Documents......................................... S-21
Description of Credit Enhancement.......................................... S-27
Certain Federal Income Tax Consequences.................................... S-27
ERISA Considerations....................................................... S-27
Underwriting............................................................... S-28
Legal Matters.............................................................. S-29
                                PROSPECTUS
Available Information......................................................    2
Reports to Securityholders.................................................    2
Incorporation of Certain Documents by Reference............................    2
Prospectus Summary.........................................................    3
Risk Factors...............................................................   11
The Trusts.................................................................   12
The Contracts..............................................................   13
Green Tree Financial Corporation...........................................   14
Yield and Prepayment Considerations........................................   15
Pool Factor................................................................   15
Use of Proceeds............................................................   16
The Certificates...........................................................   16
The Notes..................................................................   17
Certain Information Regarding the Securities...............................   21
Description of the Trust Documents.........................................   24
Certain Legal Aspects of the Contracts.....................................   34
Certain Federal Income Tax Consequences....................................   38
ERISA Considerations.......................................................   39
Plan of Distribution.......................................................   39
Legal Matters..............................................................   40

                               ----------------

  UNTIL    , 1995, ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES OR THE
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                               GREEN TREE ASSET
                           RECEIVABLES TRUST 1995-

                                     $

                              % ASSET-BACKED NOTES

                                     $

                           % ASSET-BACKED CERTIFICATES

                       GREEN TREE FINANCIAL CORPORATION
                             (SELLER AND SERVICER)

                               ----------------

                             PROSPECTUS SUPPLEMENT

                               ----------------



                                         , 1995

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------